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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 12, 1997



                           UNITED SHIELDS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                       33-11062-D              84-1049047
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(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         file number)          Identification No.)

                   655 Eden Park Drive, Cincinnati, Ohio 45202
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                    (Address of principal executive offices)

Registrant's telephone number, including area code  (513)241-7470
                                                    --------------




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ITEM 5.           OTHER EVENTS
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         On September 12, 1997, United Shields Corporation (the "Company")
signed an Agreement and Plan of Share Exchange (the "Agreement") to acquire all of the outstanding common stock of The HeaterMeals Company ("HeaterMeals"), an Ohio-based manufacturer and packager of electrochemical heaters and packaged food products (the "Exchange"). The principal assets of HeaterMeals include inventory, accounts receivable, equipment, which will continue to be used as at present, licenses for patent rights to produce electrochemical heaters, prepaid expenses and tax refunds and cash. The Agreement provides for payments to HeaterMeals' shareholders of cash in the amount of $2,000,000 (the "Purchase Price"). The Agreement requires that the Purchase Price be paid at the effective date of the Exchange, which must occur on or before October 15, 1997, or such later date as mutually agreed to by the parties but not later than November 15, 1997 (the "Effective Date"). The Company is considering available options to finance the Purchase Price. In addition, the Company has paid a non-refundable retainer in the amount of $30,000 (the "Retainer") to HeaterMeals' legal counsel for payment of legal, consulting, audit fees and related expenses. All expenses in excess of the Retainer will be paid by the party who incurs them. If, however, the Company elects not to consummate the Exchange for reasons other than failure to obtain approval of HeaterMeals shareholders, the Company has agreed to pay HeaterMeals costs and expenses of up to $30,000 in excess of the Retainer.

         The amount of consideration was determined through arm's-length negotiations between the parties and is based on the value of HeaterMeals' assets and the expected revenue from the sale of the heater product and meals. The Company's and HeaterMeals' obligations to consummate the Exchange are contingent upon (i) approval of the Exchange by HeaterMeals' shareholders and
(ii) HeaterMeals' lender waiving any breach under its agreements and loan documents caused by the Exchange and its rights to accelerate payment of any of its loans to HeaterMeals as a result of the Exchange. The obligation of HeaterMeals to consummate the Exchange is also contingent upon the Company depositing the Purchase Price in an escrow account with HeaterMeals' counsel. The Company has the right to terminate the Agreement at any time prior to the Effective Date for any reason, subject to HeaterMeals' right to reimbursement of expenses as described herein. HeaterMeals had annual revenues for 1996 of approximately $4.8 million.

         On September 22, 1997, the Company entered into a letter of intent (the "Letter") to acquire directly, or indirectly through a subsidiary, all of the stock of R. P. Industries, Inc. ("RPI"), a Virginia-based injection molding company, or, to merge with RPI either directly, or indirectly through a subsidiary (the "Transaction"). The principal assets of RPI include two manufacturing facilities engaged in plastics injection molding and injection molding machines. The Letter provides for payments to RPI's shareholders of 800,000 shares (the "Shares") of the Company's common stock and cash or assumption of indebtedness in the amount of $6,100,000. The Letter requires that
(i) $100,000 of the total cash be paid upon execution of the Letter, (ii) the Shares be issued upon execution of a definitive agreement, which is required to occur no later than 30 days after the Letter is executed and (iii) the remaining $6,000,000 which is to be paid in cash, by the assumption of indebtedness, or both, be paid upon the closing date of the Transaction, which is required to occur no later than 90 days after the Letter is executed. If a definitive agreement is not executed within 30 days, or the closing does not occur within 90 days, from the date of the Letter (including any mutually agreed upon extensions), through no fault or failure of RPI, then RPI may terminate the Letter and any Shares issued or cash paid are non-refundable. The $100,000 payment upon

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execution of the Letter was provided by loans from Ramsay-Hughes, Inc.
("Ramsay-Hughes"). The total indebtedness owed by the Company to Ramsay-Hughes with this loan as of September 24, 1997 is approximately $645,000. Ramsay-Hughes owns beneficially approximately 16.3% of the outstanding common stock of the Company (including approximately 2.1% which is owned individually by the directors and executive officers of Ramsay-Hughes).

         The amount of consideration provided for in the Letter is based on the Company's estimation of the value of RPI's assets and future revenues. The Company's obligation to consummate the Transaction shall be contingent upon (i) the Company obtaining satisfactory employment arrangements with RPI's key employees, (ii) completion of a due diligence investigation by the Company,
(iii) RPI obtaining all required permits and waivers required as a result of the Transaction which are material to the operation of RPI's business, (iv) the absence of any event or condition which would have a material adverse effect on the business, operation or financial condition of RPI, (v) maintenance by RPI of a net worth of at least $4,500,000 and (vi) any other conditions stated in the definitive agreement. RPI had annual revenues for its fiscal year ended July 31, 1997 of approximately $10,700,000.

         The Company is currently engaged in negotiations with six other manufacturers of plastic containers and products to acquire at least one of these manufacturers and possibly more, depending on the size of the acquisition. The Company anticipates that one or more additional letters of intent may be signed during the third quarter of fiscal 1997. Typically, the Company's letters of intent are non-binding except for the Company's right to access the books and records of the seller, the seller's agreement to negotiate exclusively with the Company for a specified period, and mutual non-disclosure provisions. The letters of intent may also provide for some non-refundable payment to the seller upon execution of the letter which payment is intended to compensate the seller for the exclusivity provisions and some of seller's out-of-pocket expenses in the event the Company decides not to go forward with the acquisition. The Company intends to continue to identify and evaluate other potential acquisition candidates whose product or product lines could be beneficial to the operations of the Company. The Company anticipates that such acquisition candidates would be involved in plastics manufacturing, production, packaging, distribution and/or production of various consumer beverage products. There can be no assurance that the Company will be successful in consummating the acquisition of candidates or in integrating acquired companies.

         The Company previously reported in a Form 8-K dated August 7, 1997, that the Company signed a definitive agreement to acquire all of the stock of Master Molders, Inc. ("Master Molders"), a South Carolina-based manufacturer of plastic industrial parts pursuant to a merger (the "Merger") of Master Molders with and into a wholly-owned subsidiary of the Company. The Company is evaluating alternative sources of financing for the transaction and has not yet set a closing date. In Item 7 of the Form 8-K, the Company stated that it would file financial statements and pro forma financial information on or before October 21, 1997. However, since the closing of the Merger, the event giving rise to the reporting obligation under Item 2 of Form 8-K, has not occurred. The Company will file the required financial statements and pro forma financial information on or before 75 days after the closing of the Merger occurs.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.
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         (a)      Financial Statements of Business Acquired

                  It is not practical to file the required financial statements at this time. The required financial statements will be filed on or before 75 days after the Effective Date.


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         (b)      Pro Forma Financial Information

                  It is not practical to file the required pro form financial information at this time. The required pro forma information will be filed on or before 75 days after the Effective Date.

         (c)      Exhibits                                       Filed Herewith
                                                                   (Page No.)
                                                                   ----------

                  2.1        Agreement and Plan of Share
                             Exchange by and between
                             The HeaterMeals Company and
                             United Shields Corporation
                             dated September 12, 1997             E-1  -  E-11

                  10.1       Letter of Intent between R.P.
                             Industries, Inc. and United
                             Shields Corporation dated
                             September 22, 1997                   E-12 - E-16


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED SHIELDS CORPORATION


By:   /s/ T. J. Tully
   ------------------------------------------
   T. J. Tully, Chairman of the Board and CEO

Date: September 25, 1997


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